UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 21, 2008

Woodward Governor Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 E. Drake Road, Fort Collins, Colorado		80525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	970-482-5811

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2008, Woodward Governor Company (Nasdaq:WGOV) announced that Dennis Benning will lead Woodward's new Airframe Systems business segment as Group Vice President, Air Frame Systems, and President of Woodward MPC effective upon the closing of the MPC acquisition, which is expected to be in October 2008. Upon assuming this new role, Mr. Benning will resign from his current position as Group Vice President, Engine Systems. A copy of the press release announcing Mr. Benning's new position is included as Exhibit 99.1 to this current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On August 22, 2008, Woodward Governor Company announced that Chad Preiss, Vice President, Sales, Service, and Marketing, Engine Systems, will succeed Dennis Benning as Group Vice President, Engine Systems, effective upon the closing of the MPC acquisition, which is expected to be in October 2008. A copy of the press release announcing Mr. Preiss' appointment is included as Exhibit 99.2 to this current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Woodward Governor Press Release, dated August 21, 2008
99.2 Woodward Governor Press Release, dated August 22, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward Governor Company

August 25, 2008	By:	A. Christopher Fawzy

Name: A. Christopher Fawzy
Title: Vice President, General Counsel, and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Woodward Governor Press Release, dated August 21, 2008
99.2	Woodward Governor Press Release, dated August 22, 2008